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                                                                   EXHIBIT 23.02

                       CONSENT OF INDEPENDENT ACCOUNTANTS

       We consent to the incorporation by reference in the registration statements of Cisco Systems, Inc. on Form S-8 (File Numbers: 33-34849, 33-40509, 33-44221, 33-70644, 33-71860, 33-83268, 33-87100, 33-87096,
       33-63331, 33-64283, 33-64283 [Post Eff.] 33-01069, 333-02101, 333-05447,
       333-09903, 333-14383) of our reports dated August 13, 1996, except for
       Note 3 for which the date is October 14, 1996, on our audits of the consolidated financial statements and financial statement schedule of Cisco Systems, Inc. as of July 28, 1996 and July 30, 1995, and for the years ended July 28, 1996, July 30, 1995, and July 31, 1994, which reports are included in this Annual Report on Form 10-K.

       /s/ Coopers & Lybrand L.L.P.

       San Jose, California
       October 24, 1996

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